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                          INDEPENDENT AUDITOR'S REPORT


To The Shareholders and
Board of Trustees
Westcott Technology Fund (formerly Westcott Nothing But Net Fund)
(a series of the AmeriPrime Funds)

We have audited the accompanying statement of assets and liabilities of the Westcott Technology Fund, including the schedule of portfolio investments, as of September 30, 2001, and the related statement of operations for the two years in the period then ended, changes in net assets for each of the two years in the period then ended, and the financial highlights for the year and for the period from December 9, 1999 (commencement of operations) to September 30, 2000 in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments and cash held as of September 30, 2001 by correspondence with the custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Westcott Technology Fund as of September 30, 2001, the results of its operations for the year then ended, the changes in its net assets for each of the two years in the period then ended, and the financial highlights for the year and the period from December 9, 1999 (commencement of operations) to September 30, 2000, in the period then ended, in conformity with accounting principles generally accepted in the United States of America.




McCurdy & Associates CPA's, Inc.
Westlake, Ohio
October 18, 2001
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